CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated March 8, 2007, relating to the statement of changes in net assets and financial highlights for each of the periods ended December 31, 2006 of the Convertible Bond Arbitrage-1 Portfolio, Distressed Securities & Special Situations-1 Portfolio, Fixed Income Arbitrage-1 Portfolio, Global Hedged Income-1 Portfolio, Long/Short Equity - Deep Discount Value-1 Portfolio, Long/Short Equity - Earnings Revision-1 Portfolio, Long/Short Equity - Global-1 Portfolio, Long/Short Equity - Healthcare/Biotech-1 Portfolio, Long/Short Equity - International-1 Portfolio, Long/Short Equity - Momentum-1 Portfolio, Long/Short Equity - REIT-1 Portfolio, and Merger Arbitrage-1 Portfolio, which appear in the Annual Report  to Shareholders of Underlying Funds Trust for the year ended December 31, 2007, which have been incorporated by reference in this registration statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, WI
April 29, 2008